                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-93665), Form S-4 (Nos. 333-81201 and 333-93649)
and Form S-8 (Nos. 333-41749, 333-41751, 333-58651, 333-60537, 333-69421,
333-78311, 333-93649, 333-35330, 333-35334, 333-35418 and No. 333-85920) of
Encompass Services Corporation of our report dated February 12, 2000, except as to Note 13, which is as of March 5, 2002, and Note 17, which is as of June 28, 2002, relating to the financial statements of Encompass Services Corporation, which appears in this Form 10-K/A of Encompass Services Corporation.


PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
June 28, 2002